UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): July 30, 2018

ADT Inc.
(Exact name of Registrant as specified in its charter)

Delaware	47-4116383
(State of Incorporation)	(I.R.S. Employer Identification No.)
001-38352
(Commission File Number)

1501 Yamato Road Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)
(561) 322-7235
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 30, 2018, ADT Inc. (the “Company”) announced the appointment of Jamie E. Haenggi, 48, to serve as its Senior Vice President and Chief Customer Officer effective immediately. In her new role, Ms. Haenggi will be responsible for the Company’s customer strategy and retention. Previously, Ms. Haenggi served as the Company’s Senior Vice President and Chief Growth Officer and oversaw the Company’s customer experience and marketing functions. Ms. Haenggi’s new role follows the appointment of Jochen Koedijk as the Company’s Senior Vice President and Chief Marketing Officer on July 30, 2018.
Item 9.01    Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release dated July 30, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 1, 2018	ADT Inc.

	By:	/s/ P. Gray Finney
P. Gray Finney
Senior Vice President, Chief Legal Officer
and Secretary